EXHIBIT 23.1

                        [ARTHUR ANDERSEN LETTERHEAD]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

   As independent public accountants, we hereby consent to the incorporation of our report dated January 27, 1999 included in Form
   10-K, into the Company's previously filed Form S-8 Registration
   Statements File Nos. 33-24447, 33-25196, 33-40641, 33-67632, 33-62047
   and 333-38621, Form S-3 Registration Statements File Nos. 33-46208, 33-64225, 333-47261, 333-47261 and 333-53039, and Post-Effective Amendment
   No. 1 on Form S-8 to Form S-4 Registration Statements File No 33-44957.

                             ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   March 19, 1999